UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 19, 2008

PEABODY ENERGY CORPORATION
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-16463	13-4004153
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

701 Market Street, St. Louis, Missouri		63101
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(314) 342-3400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Richard A. Navarre ceased to serve as Chief Financial Officer of Peabody Energy Corporation (the "Company") effective as of June 19, 2008. Mr. Navarre continues to serve as the Company’s President and Chief Commercial Officer.

(c) On June 19, 2008, Michael C. Crews was named Executive Vice President and Chief Financial Officer of the Company. Mr. Crews, age 41, joined the Company in 1998 as Senior Manager of Financial Reporting. He has served as Assistant Corporate Controller, Director of Planning; Assistant Treasurer; and, most recently, Vice President of Operations Planning. Prior to joining the Company, Mr. Crews served for three years in financial positions with MEMC Electronic Materials, Inc. and six years at KPMG Peat Marwick in St. Louis. He has a Bachelor of Science degree in Accountancy from the University of Missouri at Columbia and a Master of Business Administration degree from Washington University in St. Louis, and is a Certified Public Accountant.

In connection with Mr. Crews’ appointment as Executive Vice President and Chief Financial Officer, the Compensation Committee of the Board of Directors of the Company approved the following compensation arrangements for Mr. Crews effective as of June 23, 2008:

• An annual base salary of $400,000;

• A target payout and payout range as a percentage of base salary under the Company's annual incentive compensation plan of 80% and 0-160%, respectively;

• A long-term incentive opportunity under the Company's long-term incentive compensation plan equal to 150% of base salary, commencing with the 2009 award cycle; and

• A one-time stock-based compensation award with a target value at the time of grant of $800,000. Fifty percent of the award will be in the form of stock options that vest on the fourth anniversary of the grant date, have a ten year life and an exercise price equal to the fair market value of the Company’s common stock on the grant date. The remaining fifty percent will be in the form of performance units that will vest on December 31, 2010.

Mr. Crews will also continue to be eligible to participate in the Company’s broad-based benefit programs generally available to its salaried employees, including health, disability and life insurance programs, qualified and non-qualified 401(k) plans and an employee stock purchase plan.

The Company expects to enter into an employment agreement with Mr. Crews that will reflect these compensation arrangements. While the other material terms of such employment agreement have not yet been determined, the Company expects that they will be consistent with the terms of the employment agreements for the Company's other named executive officers.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEABODY ENERGY CORPORATION

June 25, 2008	By:	Kenneth L. Wagner

Name: Kenneth L. Wagner
Title: Vice President, Assistant General Counsel and Assistant Secretary